Exhibit 5.1

Tel-Aviv, April 17, 2023

BiondVax Pharmaceuticals Ltd.
Jerusalem BioPark

Hadassah Ein Kerem Campus, 2nd floor

Jerusalem 9112001, Israel

Re: Registration on Form S-8

Ladies and Gentlemen:

We have acted as the Israeli counsel to Biondvax Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on or about April 16, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended, which includes the registration of 654,261,280 of the Company’s ordinary shares, no par value (the “Plan Shares”) issuable under the Company’s 2018 Israeli Share Option Plan, as amended (the “2018 Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) Articles of Association of the Company, as amended, (ii) the 2018 Plan, and (iii) resolutions of the Company’s compensation committee and board of directors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that 654,261,280 of the Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2018 Plan, pursuant to agreements with respect to the 2018 Plan, and, as the case may be, pursuant to the terms of the awards that may be granted under the 2018 Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Goldfarb Gross Seligman & Co.